 SWIFT ENERGY COMPANY
N E W S

FOR IMMEDIATE RELEASE
COMPANY CONTACT
Paul Vincent
Director – Finance & Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES:

SECOND QUARTER 2010 EARNINGS  OF $12.5 MILLION, OR $0.32 PER DILUTED SHARE;

SECOND QUARTER 2010 ADJUSTED CASH FLOW OF $65.7 MILLION, OR $1.72 PER DILUTED SHARE

HOUSTON, August 5, 2010 – Swift Energy Company (NYSE: SFY) announced today earnings of $12.5 million for the second quarter of 2010, or $0.32 per diluted share, which compares to a net loss of $2.2 million, or $0.07 per diluted share, incurred in the second quarter of 2009.

Adjusted cash flow (cash flow before working capital changes, a non-GAAP measure - see page 6 for reconciliation to the GAAP measure) for the second quarter 2010 increased 55% to $65.7 million, or $1.72 per diluted share, compared to $42.4 million, or $1.36 per diluted share, for the second quarter 2009.

Swift Energy produced 2.03 million barrels of oil equivalent (“MMBoe”) during the second quarter of 2010, which is a 10% decrease compared to second quarter 2009 production of 2.26 MMBoe.

“Swift Energy continued to increase its South Texas activity levels during the second quarter,” noted Terry Swift, CEO of Swift Energy.  “We’ve added a third rig capable of drilling horizontal wells and recently kicked off a vertical shallow drilling program targeting oil in the Olmos formation.  In the Eagle Ford shale, two new wells were drilled during the quarter in McMullen County and are currently producing.  We’ve now drilled and completed four operated and one non-operated Eagle Ford well with average initial production tests of 1,152 barrels of oil equivalent per day (“Boe/d”) or 6.9 million cubic feet of gas equivalent per day (“MMcfe/d”) with approximately 40% of initial production volumes being oil.  In the Olmos formation, two new horizontal wells were drilled and brought online during the quarter.  In total, we’ve now drilled and completed seven Olmos horizontal wells.  The average initial production test rate of these wells has been 1,248 Boe/d or 7.5 Mcfe/d consisting of approximately 35% liquids, most of which are natural gas liquids.  These tests continue to de-risk our acreage prospective for these plays in South Texas.

“With current liquid prices materially higher than gas prices, we are directing more of our activity toward higher liquid yield areas.  Gas versus oil volume equivalence is reported using a 6 to 1 ratio.  Current market pricing comparisons, however, reflect a 17 to 1 ratio.  Our higher liquid yield areas provide slightly lower equivalent production rates, compared with our dry gas activities, but better relative economic results.

SWIFT/2

“South Texas has seen a significant increase in industry activity, which has caused a shortage of critical services, particularly fracture stimulation services.  The tightening of critical services has resulted in delays to our completion schedule, as well as our joint venture partner’s schedule. We believe that this high industry demand for services in and around our acreage further validates the value that we see in the Eagle Ford and Olmos formations.  In response to this tightening of services, Swift Energy executed an exclusive 24 month contract for fracture stimulation services with a large oil field service company.  By committing to this strategic contract, we expect to complete three to four wells per month beginning in the fourth quarter and significantly reduce our per well completion costs.  This step affirms our commitment to growing production, reserves and cash flows in this core area.

“The addition of two drilling rigs and a dedicated fracture enhancement crew in South Texas will result in increased activity targeted towards growing oil and natural gas liquids production.  With these increased activity levels, we now expect our daily production rate to increase to a range of 28,000 - 30,000 Boe/d by year end.  We also expect our proven reserves to increase by 15-20% over year end 2009 levels, compared to our previous guidance of 8-12% growth.  Our increased focus on lower volume, but higher value crude oil and liquids production, in conjunction with the completion delays in the second and third quarters will result in revised full year production expectations of 8.85 – 9.15 million barrels of oil equivalent.

Revenues and Expenses

Total revenues for the second quarter of 2010 increased 29% to $106.9 million from the $82.9 million generated in the second quarter of 2009, primarily due to higher commodity prices.

Depreciation, depletion and amortization expense (“DD&A”) of $19.24 per barrel of oil equivalent (“Boe”) in the second quarter of 2010 increased from $17.90 per Boe of DD&A in the comparable period in 2009, due to a higher overall depletable full cost base.  Lease operating expenses, before severance and ad valorem taxes, were $9.83 per Boe in the second quarter 2010, an increase of 18% compared to $8.34 per Boe in the second quarter of 2009.  Lease operating expenses increased as a result of higher supervision and salt water disposal costs.  Severance and ad valorem taxes increased to $5.74 per Boe from $4.39 per Boe in the comparable period due to higher commodity prices.

General and administrative expenses increased to $3.96 per Boe during the second quarter of 2010 from $3.36 per Boe in the same period in 2009 due to an increase in office related costs and lower production levels.  Interest expense increased to $4.05 per Boe in the second quarter of 2010 compared to $3.46 per Boe for the same period in 2009 due to higher interest amounts and rates associated with long term debt.

Production & Pricing

Swift Energy’s second quarter 2010 production was 2.03 MMBoe (~22,300 Boe/d), a decrease of 10% when compared to 2009 second quarter production of 2.26 MMBoe.  Sequentially, production decreased 1% from the 2.04 MMBoe (~22,700 Boe/d) produced in the first quarter of 2010.  Second quarter production decreased as a result of our increased focus on lower rate, but higher value, crude oil and natural gas liquids production, delays associated with completion operations in South Texas and natural declines.

The Company realized an aggregate average price of $51.80 per Boe during the quarter, an increase of 41% from the $36.71 per Boe average price received in the second quarter of 2009.  In the second quarter of 2010, average crude oil prices increased 40% to $77.83 per barrel from $55.42 per barrel realized in the same period in 2009.  For the same periods, average natural gas prices were $3.72 per thousand cubic feet (“Mcf”), an increase of 19% from the $3.11 per Mcf average price realized a year

SWIFT/3

earlier.  Prices for natural gas liquids (“NGL”) averaged $41.92 per barrel in the second quarter for a 48% increase from second quarter 2009 NGL prices of $28.26 per barrel.

Second Quarter Drilling Activity

In the second quarter of 2010, Swift Energy successfully drilled all 9 of its operated wells, and participated in 2 successful non-operated wells.  In McMullen County, in the Company’s South Texas core area, 4 operated horizontal wells were drilled to the Eagle Ford shale, 2 operated horizontal wells were drilled to the Olmos sand, and 2 non-operated horizontal wells were drilled by a joint venture partner to the Eagle Ford shale.

In Swift Energy’s Southeast Louisiana core area, 3 development wells were drilled in the Lake Washington field.

Swift Energy currently has five operated rigs and one non-operated rig drilling in its South Texas core area, one operated rig drilling in its Southeast Louisiana core area and one non-operated rig drilling in its East Texas/Central Louisiana core area.

Operations Update:

South Texas - Eagle Ford  Operations

In the second quarter of 2010, the Company drilled the Hayes 1H, San Miguel Ranch 1H, Discher 1-H and PCQ #4H to the Eagle Ford shale formation in McMullen County in the Company’s South Texas core area.  A 7 stage fracture enhancement was performed on the Hayes 1H.  This well’s initial production rate was 336 barrels of oil per day (“Bbls/d”) and 0.5 million cubic feet of gas per day (“MMcf/d”) with flowing casing pressure of 920 psi on a 22/64” choke.  The San Miguel Ranch 1H was completed with a 12 stage fracture enhancement with an initial production rate of 775 Bbls/d and 1.1 MMcf/d with flowing casing pressure of 2,940 psi on a 16/64” choke.  The Discher 1-H was completed with a 14 stage fracture stimulation and is waiting on tie-in to sales before it can begin flow back and testing.  We expect this to occur before the end of August. The PCQ #4H is currently being completed.

The Company is currently drilling two operated horizontal wells targeting the Eagle Ford shale, one in McMullen County and one in LaSalle County.

Also in McMullen County, the Company’s joint venture partner drilled the Bracken Family 2H and 3H wells.  These wells are waiting on fracture stimulation activities.  Another well, the fourth well of this joint venture, is currently drilling.  One non-operated rig is expected to be active in this area for the remainder of 2010.

South Texas - Olmos Operations

Swift Energy also drilled two horizontal wells in the Olmos formation in McMullen County during the second quarter.  The Huff 1H, was drilled and completed with an eight stage fracture enhancement.  This well was drilled in a developed portion of the AWP Olmos field to test field drainage assumptions and prove the opportunity to drill infill wells in this field in the future.  The initial production rate of the Huff 1H was 5.4 MMcf/d with flowing casing pressure of 2,700 psi on a 26/64” choke.  The AFP 2H was drilled on undeveloped acreage to the Olmos formation with 8 of 14 stages being fracture stimulated thus far.  The well flowed back with initial production of 6.4 MMcf/d and 51 Bbls/d of condensate, with flowing casing pressure of 4,450 psi on a 19/64” choke.  The 6 stages not stimulated in this well will be pumped at a later date.

Updating recent activity in this area, Swift Energy has concluded drilling operations on the AFP 3H, a horizontal well drilled to the Olmos formation in McMullen County.  One horizontal well targeting the Olmos formation is currently drilling in McMullen County.  During the third quarter an additional

SWIFT/4

rig has been contracted to begin drilling vertical wells targeting oil in the Olmos formation in the northern portion of AWP.  This program is expected to be ongoing through the end of 2010.

Southeast Louisiana

In its Southeast Louisiana core area at the Lake Washington field, the Company drilled 3 wells.  The CM #411 was drilled to a measured depth of 5,481 feet and encountered 345 feet of true vertical net pay.  This well has averaged approximately 590 gross Bbls/d of oil over the past thirty days.  The SL 212 #178 was drilled to a measured depth of 7,200 feet and encountered 75 feet of true vertical net pay.  This well has averaged approximately 200 gross Bbls/d of oil over the past thirty days. The CM #412 was drilled to a measured depth of 8,178 feet and encountered 267 feet of true vertical pay.  This well was recently completed with an initial production rate of 574 gross Bbls/d.  One rig is expected to be active in the Lake Washington field for the remainder of 2010.

Also during the quarter at the Lake Washington field, seven recompletions were performed with average initial production rates of approximately 244 gross Boe/d.  Four sliding sleeve changes were also performed during the quarter.  The average production increase from these operations was 324 barrels of oil per day.  One gas lift re-design was performed, and production of that well increased from 98 barrels of oil per day to 315 barrels of oil per day.

East Texas/Central Louisiana

In the Company’s East Texas/Central Louisiana core area, a non-operated well targeting the Austin Chalk is being drilled in the South Burr Ferry field.  A second well is expected to be spudded after operations on this well are concluded.

Price Risk Management

Swift Energy has purchased natural gas floors that will cover approximately 35% of its currently expected third quarter 2010 natural gas production at an average NYMEX strike price of $4.75 per MMBtu.  The Company has also purchased floors at a $79.50 per barrel average NYMEX strike price covering approximately 5% of its third quarter 2010 crude oil production.  On an ongoing basis, details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

Earnings Conference Call

Swift Energy will conduct a live conference call today, Thursday, August 5, at 9:00 a.m. CDT to discuss second quarter 2010 financial results.  To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on August 5 until August 13, by dialing 706-645-9291 and using Conference ID #84200434.  Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink.  This webcast will be available online and archived at the Company’s website.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty and costs of finding, replacing, developing and acquiring reserves,  availability and cost of capital, labor, services, supplies and facility capacity, hurricanes or tropical storms disrupting operations, and, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

SWIFT/5

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION (1)
FROM CONTINUING OPERATIONS
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2010	2009	Percent Change		2010	2009	Percent Change
Revenues:
Oil & Gas Sales	$105,051	$82,783	27%		$215,076	$159,201	35%
Other	1,849	138	NM		1,670	79	NM
Total Revenue	$106,900	$82,921	29%		$216,746	$159,280	36%
Income (Loss) From Continuing Operations	$12,513	$(2,210)	666%		$26,753	$(61,213)	144%
Basic EPS – Continuing Operations	$0.32	$(0.07)	557%		$0.70	$(1.97)	135%
Diluted EPS – Continuing Operations	$0.32	$(0.07)	554%		$0.69	$(1.97)	135%
Net Cash Provided By Operating Activities – Continuing Operations	$69,753	$32,839	112%		$129,018	$83,573	54%
Net Cash Provided By Operating Activities, Per Diluted Share – Continuing Operations	$1.83	$1.05	74%		$3.40	$2.69	26%
Cash Flow Before Working Capital Changes(2) (non-GAAP measure) – Continuing Operations	$65,684	$42,439	55%		$129,651	$88,719	46%
Cash Flow Before Working Capital Changes, Per Diluted Share – Continuing Operations	$1.72	$1.36	27%		$3.41	$2.85	20%
Weighted Average Shares Outstanding (Basic)	37,845	31,175	(21	) %	37,749	31,103	(21	) %
Weighted Average Shares Outstanding (Diluted)	38,103	31,175	(22	) %	37,979	31,103	(22	) %
EBITDA (non-GAAP measure)	$67,286	$46,614	44%		$137,661	$86,060	60%
Production (MBoe) – Continuing Operations	2.03	2.26	(10	) %	4.07	4.62	(12	) %
Realized Price ($/Boe) – Continuing Operations	$51.80	$36.71	41%		$52.81	$34.45	53%

(1)	The production, revenue, expense, cash flow and income information reported are the results of continuing operations of Swift Energy.
(2)
See reconciliation on page 6.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.

SWIFT/6

Reconciliation of GAAP (a) to non-GAAP Measures
(Unaudited)
(In Thousands)

	Three Months Ended
	June 30, 2010	June 30, 2009
INCOME TO EBITDA RECONCILIATIONS:
Income (Loss) from Continuing Operations	$12,513	$(2,210)	NM
Provision (Benefit) for Income Taxes	6,555	(71)
Interest Expense, Net	8,214	7,813
Depreciation, Depletion & Amortization & ARO (b)	40,004	41,082
EBITDA	$67,286	$46,614	44%

	Six Months Ended
	June 30, 2010	June 30, 2009
INCOME TO EBITDA RECONCILIATIONS:
Income (Loss) from Continuing Operations	$26,753	$(61,213)	NM
Provision (Benefit) for Income Taxes	15,136	(33,037)
Interest Expense, Net	16,540	15,280
Depreciation, Depletion & Amortization & ARO (b)	79,232	85,718
Write-Down of Oil and Gas Properties	---	79,312
EBITDA	$137,661	$86,060	60%

	Three Months Ended
	June 30, 2010	June 30, 2009
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$69,753	$32,839	112%
Increases and Decreases In:
Accounts Receivable	(3,664)	122
Accounts Payable and Accrued Liabilities	(29)	7,942
Income Taxes Payable	167	(7)
Accrued Interest	(543)	1,543
Cash Flow Before Working Capital Changes – Continuing Operations	$65,684	$42,439	55%

	Six Months Ended
	June 30, 2010	June 30, 2009
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$129,018	$83,573	54%
Increases and Decreases In:
Accounts Receivable	(2,951)	(2,526)
Accounts Payable and Accrued Liabilities	10,780	7,406
Income Taxes Payable	41	241
Accrued Interest	(7,237)	25
Cash Flow Before Working Capital Changes – Continuing Operations	$129,651	$88,719	46%

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

Note: Items may not total due to rounding

SWIFT/7

SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of June 30, 2010	As of December 31, 2009
Assets:
Current Assets:
Cash and Cash Equivalents	$43,484	$38,469
Other Current Assets	63,004	69,567
Current Assets Held for Sale	564	564
Total Current Assets	107,052	108,600
Oil and Gas Properties	3,652,305	3,492,980
Other Fixed Assets	36,971	37,130
Less-Accumulated DD&A	(2,292,193)	(2,214,146)
	1,397,083	1,315,964
Other Assets	9,710	10,201
	$1,513,845	$1,434,765
Liabilities:
Current Liabilities	$126,741	$103,604
Long-Term Debt	471,508	471,397
Deferred Income Taxes	143,444	123,577
Asset Retirement Obligation	57,230	55,298
Other Long-term Liabilities	1,871	1,990
Stockholders’ Equity	713,051	678,899
	$1,513,845	$1,434,765

Note: Items may not total due to rounding

SWIFT/8

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
(In Thousands Except Per Boe Amounts)

	Three Months Ended		Six Months Ended
	June 30, 2010	Per Boe	June 30, 2010	Per Boe
Revenues:
Oil & Gas Sales	$105,051	$51.80	$215,076	$52.81
Other Revenue	1,849	0.91	1,670	0.41
	106,900	52.71	216,746	53.22
Costs and Expenses:
General and Administrative, net	8,037	3.96	17,288	4.24
Depreciation, Depletion & Amortization	39,029	19.24	77,303	18.98
Accretion of Asset Retirement Obligation (ARO)	975	0.48	1,929	0.47
Lease Operating Costs	19,936	9.83	38,584	9.47
Severance & Other Taxes	11,641	5.74	23,213	5.70
Interest Expense, Net	8,214	4.05	16,540	4.06
Total Costs & Expenses	$87,832	$43.31	$174,857	$42.93
Income from Continuing Operations Before Income Taxes	19,068	9.40	41,889	10.29
Provision for Income Taxes	6,555	3.23	15,136	3.72
Income from Continuing Operations	$12,513	$6.17	$26,753	$6.57
Loss from Discontinued Operations, Net of Taxes	(54)	NM	(89)	NM
Net Income	$12,459	NM	$26,664	NM

Additional Information:
Total Capital Expenditures	$87,740		$159,166
Capitalized Geological & Geophysical	$5,797		$11,710
Capitalized Interest Expense	$1,885		$3,654
Deferred Income Tax	$9,810		$20,502

Note: Items may not total due to rounding

SWIFT/9

SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Six Months Ended
	June 30, 2010	June 30, 2009
Cash Flows From Operating Activities:
Net Income (Loss)	$26,664	$(61,396)
Plus Loss From Discontinued Operations, Net of Taxes	89	183
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	77,303	84,299
Write-down of Oil and Gas Properties	---	79,312
Accretion of Asset Retirement Obligation (ARO)	1,929	1,419
Deferred Income Taxes	20,502	(29,905)
Stock Based Compensation Expense	4,905	4,645
Other	(1,741)	10,162
Change in Assets and Liabilities -
Decrease in Accounts Receivable	2,951	2,526
Decrease in Accounts Payable and Accrued Liabilities	(10,780)	(7,406)
Decrease in Income Taxes Payable	(41)	(241)
Increase/(Decrease) in Accrued Interest	7,237	(25)
Cash Provided by Operating Activities – Continuing Operations	129,018	83,573
Cash Provided by/(Used in) Operating Activities – Discontinued Operations	4	(337)
Net Cash Provided by Operating Activities	129,022	83,236

Cash Flows From Investing Activities:
Additions to Property and Equipment	(129,116)	(135,801)
Proceeds from the Sale of Property and Equipment	97	52
Cash Used in Investing Activities – Continuing Operations	(129,019)	(135,749)
Cash Provided by Investing Activities – Discontinued Operations	5,000	5,000
Net Cash Used in Investing Activities	(124,019)	(130,749)

Cash Flows From Financing Activities:
Net Proceeds From Bank Borrowings	---	47,300
Net Proceeds From Issuance of Common Stock	1,775	818
Purchase of Treasury Shares	(1,763)	(657)
Cash Provided by Financing Activities – Continuing Operations	12	47,461
Cash Provided by Financing Activities – Discontinued Operations	---	---
Net Cash Provided by Financing Activities	12	47,461
Net Increase (Decrease) in Cash and Cash Equivalents	5,015	(52)

Cash and Cash Equivalents at the Beginning of the Period	38,469	283
Cash and Cash Equivalents at the End of the Period	$43,484	$231

SWIFT/10

SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2010	Mar. 31, 2010	Percent Change	June 30, 2009		Percent Change
Production :
Oil & Natural Gas Equivalent (MBoe)	2,028	2,045	(1)%	2,25	5	(10)%
Natural Gas (Bcf)	4.62	4.77	(3)%	5.52		(16)%
Crude Oil (MBbl)	979	945	4%	1,026		(5)%
NGL (MBbl)	279	303	(8)%	308		(9)%

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$51.80	$53.81	(4)%	$36.71		41%
Natural Gas ($/Mcf)	$3.72	$4.74	(22)%	$3.11		19%
Crude Oil ($/Bbl)	$77.83	$78.10	(0)%	$55.42		40%
NGL ($/Bbl)	$41.92	$44.71	(6)%	$28.26		48%

SWIFT/11

SWIFT ENERGY COMPANY
THIRD QUARTER AND FULL YEAR 2010
GUIDANCE ESTIMATES

	Actual For Second Quarter 2010	Guidance For Third Quarter 2010			Guidance For Full Year 2010

Production Volumes (MMBoe)	2.03	2.05	-	2.18	8.85	-	9.15

Production Mix:
Natural Gas (Bcf)	4.62	4.78	-	5.08	21.33	-	22.08
Crude Oil (MMBbl)	0.98	0.97	-	1.03	4.04	-	4.18
Natural Gas Liquids (MMBbl)	0.279	0.279	-	0.296	1.25	-	1.29
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)	($0.34)	($0.50)	-	($1.00)	($0.50)	-	($1.10)
Crude Oil (per Bbl)
NYMEX differential (Note 3)	($0.22)	($1.00)	-	($2.50)	($1.00)	-	($2.50)
NGL (per Bbl)
Percent of NYMEX Crude	54%	50%	-	60%	50%	-	60%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)	$9.83	$9.85	-	$10.10	$9.25	-	$9.75
Severance & Ad Valorem Taxes (as % of Revenue dollars)	11.1%	10.5%	-	11.5%	10.5%	-	11.5%
Other Costs:
G&A per Boe	$3.96	$3.95	-	$4.20	$3.75	-	$4.05
Interest Expense per Boe	$4.05	$3.75	-	$4.00	$3.70	-	$3.90
DD&A per Boe	$19.24	$19.50	-	$19.75	$19.25	-	$19.50
Supplemental Information:
Capital Expenditures
Operations	$80,058	$92,600	-	$111,900	$330,000	-	$341,000
Acquisition/Dispositions, net	---	-	-	-	-	-	-
Capitalized G&G (Note 4)	$5,797	$ 5,700	-	$ 6,100	$23,000	-	$25,000
Capitalized Interest	$1,885	$ 1,700	-	$ 2,000	$7,000	-	$ 9,000
Total Capital Expenditures	$87,740	$100,000	-	$120,000	$360,000	-	$375,000

Basic Weighted Average Shares	37,845	37,800	-	38,000	37,700	-	37,900
Diluted Computation:
Weighted Average Shares	38,103	38,100	-	38,300	38,000	-	38,200

Effective Tax Rate	34.4%	36.0%	-	38.0%	36.0%	-	38.0%
Deferred Tax Percentage	100%	90%	-	100%	90%	-	100%

Note 1:	Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.

16825 Northchase Drive, Suite 400, Houston, Texas 77060
www.SwiftEnergy.com